GUARANTY AND SECURITY AGREEMENT

Dated December 19, 2003

Between

PAC-WEST TELECOMM, INC.

as Grantor

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Collateral Agent

T A B L E   O F   C O N T E N T S

i

Schedules I	-	Location, Chief Executive Office, Type Of Organization, Jurisdiction Of Organization And Organizational Identification Number
Schedule II	-	Pledged Equity
Schedule III	-	Locations of Equipment and Inventory
Schedule IV	-	Changes in Name, Location, Etc.
Schedule V	-	Patents, Trademarks and Trade Names, Copyrights and IP Agreements
Schedule VI	-	Account Collateral
Schedule VII	-	Existing Debt
Schedule VIII	-	Existing Liens

Exhibits

Exhibit A	-	Form of Security Agreement Supplement
Exhibit B	-	Form of Guaranty Supplement
Exhibit C	-	Form of Account Control Agreement (Deposit Account/Securities Account)

Exhibit D		Form of Securities Account Control Agreement
Exhibit E	-	Form of Intellectual Property Security Agreement
Exhibit F	-	Form of Intellectual Property Security Agreement Supplement

ii

GUARANTY AND SECURITY AGREEMENT

          GUARANTY AND SECURITY AGREEMENT dated December 19, 2003 made by Pac-West Telecomm, Inc., a California corporation (the “Borrower”), the other Persons listed on the signature pages hereof, the Additional Guarantors (as defined in Section 2) and the Additional Grantors (as defined in Section 23) (the Persons so listed, the Additional Guarantors and the Additional Grantors (but not the Borrower) being, collectively, the “Guarantors” and, together with the Borrower, the “Grantors”), to Deutsche Bank Trust Company Americas, as collateral agent (together with any successor collateral agent, the “Collateral Agent”) for Deutsche Bank AG – London, acting through DB Advisors, LLC (“DB”) and each of its permitted successors, transferees and assigns (collectively with DB, the “Lenders”).

          PRELIMINARY STATEMENTS.

          (1) The Borrower has issued its Senior Secured Promissory Note, dated December 19, 2003 made payable to DB in the principal amount of $40,000,000 (said Note, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Note” and, together with this Agreement and each supplement hereto, the “Loan Documents”).

          (2) The Borrower has also (a) issued a Warrant to Purchase Shares of Common Stock to DB dated as of December 19, 2003 (the “Warrant”), (b) entered into a Note and Warrant Purchase Agreement, dated as of October 17, 2003 with DB (the “Purchase Agreement”) and (c) entered into a Registration Rights Agreement, dated as of December 19, 2003 with DB (the “Registration Rights Agreement” and, together with the Warrant, the Purchase Agreement, this Agreement and the Note, the “Investment Documents”).

          (3) Pursuant to the Note, the Grantors are entering into this Agreement in order to guarantee the obligations of the Borrower under the Note and in order to grant to the Collateral Agent for the benefit of the Lenders a security interest in the Collateral (as hereinafter defined).

          (4) Each Grantor is the owner of the shares of stock or other Equity Interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Schedule II hereto and issued by the Subsidiaries named therein.

          (5) The Borrower has opened deposit accounts (the “Deposit Accounts”) with banks, in the name of the Borrower and subject to the terms of this Agreement, as described in Schedule VI hereto.

          (6) It is a condition precedent to the purchase of the Note by DB that the Grantors shall have made the guarantees and granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

          (7) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Note and the other Investment Documents.

          (8) Terms defined in the Purchase Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Purchase Agreement. Further, unless otherwise defined in this Agreement or in the Purchase Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

          NOW, THEREFORE, in consideration of the premises and in order to induce DB to purchase the Note, each Grantor hereby agrees with the Collateral Agent for the benefit of the Lenders as follows:

          Section 1. Certain Defined Terms

          As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Bankruptcy Proceeding” means any proceeding of the type referred to in clause (f) of the definition of “Event of Default” or Title 11, United States Code, or any similar foreign, federal or state law for the relief of debtors.

"Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

"Confidential Information” means information that any Grantor furnishes to any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by any Lender Party of its obligations hereunder or that is or becomes available to such Lender Party from a source other than the Grantors that is not, to the best of such Lender Party’s knowledge, acting in violation of a confidentiality agreement with a Grantor.

"Debt” of any Person means (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (excluding trade debt), (c) all Obligations of such Person for the payment of money evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person for the payment of money created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person for the payment of money as lessee under Capitalized Leases, (f) all Obligations of such Person for the payment of money under acceptance, letter of credit or similar facilities, (g) all monetary Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity

Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, (h) all Obligations of such Person for the payment of money in respect of hedge agreements, (i) all contingent Obligations of such Person for the payment of money and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

"Default” means any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

"Event of Default” means any of the following:

(a) (i) the Borrower shall fail to pay any principal under the Note when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest under the Note within three Business Days after the same becomes due and payable, it being agreed that such payment maybe made in kind as provided in the Note, or (iii) any Grantor shall fail to make any other payment under any Loan Document, in each case under this clause (iii) within five Business Days after demand therefor by the Collateral Agent; or

(b) any representation or warranty made by any Grantor (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 9(c) or (e) or Section 10 (other than Section 10(a)); or

(d) any Grantor shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 20 days after the earlier of the date on which (i) a Responsible Officer of the Borrower becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Lender Party; or

(e) any Grantor or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Grantor or such Subsidiary (as the case may be) that is outstanding in a principal amount of at least $10,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) but after giving effect to all applicable grace periods therefor; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) any Grantor or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Grantor or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Grantor or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $15,000,000 (which are not covered by insurance) shall be rendered against any Grantor or any of its Subsidiaries and there shall be any period of 10 consecutive days during which either such judgment remains unpaid or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h) any non-monetary judgment or order shall be rendered against any Grantor or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which such judgment remains unsatisfied or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i) any material provision of the Note shall for any reason cease to be valid and binding on or enforceable against any Grantor party to it, or any such Grantor shall so state in writing; or

(j) this Agreement or any financing statement filed pursuant hereto shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in any material portion of the Collateral purported to be covered thereby, except with respect to Liens incurred with respect to a Permitted Facility or as otherwise permitted hereunder; or

(k) a default shall have occurred and be continuing beyond the applicable grace period under the Warrant, the Registration Rights Agreement or the Note Purchase Agreement, the result of which, in the reasonable opinion of the Majority Lenders, could reasonably be expected to have a Material Adverse Effect.

"Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

"GAAP” means generally accepted accounting principles applied in the United States.

"Lender Parties” means the Collateral Agent and the Lenders.

"Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

"Majority Lenders” means, at any time, Lenders owed or holding at least 66 2/3% of the principal outstanding under the Note at such time.

"Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Grantors taken as a whole, (b) the material rights and remedies, taken as a whole, of the Collateral Agent or the Lenders under any Investment Document or (c) the ability of any Grantor to perform its material Obligations, taken as a whole, under any Investment Document to which it is or is to be a party, provided, however, that the term “Material Adverse Effect” shall not include (a) any circumstance, change or effect that arises out of or is attributable to (i) any change in the market for the Common Stock, including, without limitation, changes in the market price or liquidity or (ii) general economic conditions affecting the United States and California economy generally, (b) any other circumstance, change or effect set forth in Section 1.01 of the Disclosure Schedule to the Purchase Agreement or disclosed in other sections of the Disclosure Schedule to the Purchase Agreement such that the Purchaser shall have been reasonably notified of such circumstance, change or effect or (c) any circumstance, change or effect disclosed in the Borrower’s SEC Reports.

"Material Subsidiary” means, at any time, a Subsidiary of the Borrower having assets in an amount equal to at least 5% of the amount of total consolidated assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrower) or revenues or net income in an amount equal to at least 5% of the amount of total consolidated revenues or net income of the Borrower and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower.

"Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in clause (f) of the definition of “Event of Default.” Without limiting the generality of the foregoing, the Obligations of any Grantor under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Grantor under any Loan Document and (b) the obligation of such Grantor to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Grantor.

"Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

"Permitted Acquisition” means the acquisition of the stock, other equity interest or assets of any other Person (or of any remaining interest in any less than wholly-owned affiliate), either directly or indirectly, by way of merger, consolidation, amalgamation, acquisition or otherwise and for cash, stock or Debt (including deferred or contingent Debt), by any Grantor or its Subsidiaries which has been approved by the board of directors (or the equivalent body) of such Grantor or such Subsidiary and the consummation of which would not cause a Default or Event of Default hereunder or under any of the other Loan Documents (other than pursuant to a provision purporting to prohibit the acquisition of stock, equity interests or assets of any other Person, if any).

"Permitted Collateral Liens” means Permitted Liens described in clauses (i), (v) (xi) and (xiii) of the definition thereof and in existence on the date hereof; purchase money Liens described in clause (xii) of the definition of “Permitted Liens”; and (c) Liens securing real estate taxes that by operation of law have priority over the Liens created pursuant to this Agreement.

"Permitted Facility” shall mean a revolving credit facility or an asset securitization facility, provided that the total amount of Debt under such facility is less than or equal to the greater of (a) $10,000,000 and (b) 70% of the aggregate outstanding balance of the Grantors’ account receivables and provided, further that in no case shall the total amount of Debt under such facility be greater than $25,000,000.

"Permitted Liens” means:

(i) statutory Liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained on the applicable Grantor’s financial statements;

(ii) Liens for taxes, fees, assessments and other governmental charges (A) which are not yet due or declared to be due by the governmental authority thereunder or (B) which are being contested in good faith and by appropriate proceedings and for which adequate reserves arc being maintained on the applicable Grantor’s books and records;

(iii) Liens consisting of pledges or deposits required in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other social security legislation or securing liability to insurance carriers in respect of deductibles;

(iv) Liens (including pledges or deposits) to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

(v) Liens consisting of the interest of the lessee under any lease or sublease granted to others by any Grantor in its ordinary course of business; provided that such Liens attach only to the assets subject to such lease or sublease;

(vi) customary rights of setoff, revocation, refund or chargeback under deposit agreements or under the UCC of banks or other financial institutions where any Grantor maintains deposits in the ordinary course of business, except to the extent waived under any Account Control Agreement;

(vii) Liens arising from the granting of a license to any Person in the ordinary course of business of a Grantor; provided that such Liens attach only to the assets subject to such license and the granting of such license is permitted hereunder;

(viii) Liens attaching to cash earnest money deposits made by a Grantor or its Subsidiaries in connection with any letter of intent or purchase agreement pursuant to a Permitted Acquisition;

(ix) Liens or security interests in favor of the Lender Parties granted pursuant to or in connection with the Loan Documents or the Investment Documents;

(x) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(xi) zoning restrictions and easements, licenses, covenants, encroachments and other restrictions affecting the use of the Grantor’s and its Subsidiaries’ real property that do not individually, or in the aggregate have a material adverse effect on the market value thereof or on the Grantors’ or their Subsidiaries’ ability to use such real property for its intended purpose in connection with its business;

(xii) Liens securing Debt (including Capitalized Leases) incurred by the Borrower and/or its Subsidiaries to finance the purchase or lease of real property or equipment that is used or useful in the business of the Borrower or such Subsidiary; provided the aggregate principal amount of such the principal amount of such Debt secured by such Liens permitted pursuant to this clause (xii) shall not exceed $100,000,000 at any time outstanding;

(xiii) Liens existing as of the date of this Agreement and securing existing Indebtedness, as listed on Schedule VIII, and/or refinancings thereof;

(xiv) Liens on property of a Person existing at the time such Person is merged into or consolidated with any Grantor or becomes a Subsidiary of any Grantor; provided that such Liens were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with such Grantor or acquired by such Grantor;

(xv) Liens on Receivables to secure the Permitted Facility, provided that the Collateral Agent for the benefit of the Lenders shall have a second priority Lien in any such Receivables, which shall be subordinated in all respects and under all circumstances to the lien thereof in favor of the lender under the Permitted Facility.

"Responsible Officer” means, with respect to any Person, any of the principal executive officers, directors, managing members or general partners of such Person.

"Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

Section 2. Guaranty

(a) Guaranty; Limitation of Liability. (i) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Grantor now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by any Lender Party in enforcing any rights with respect to the guaranty set forth in this Agreement (this “Guaranty”) or with respect to any Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Grantor to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Grantor.

(ii) Each Guarantor, and by its acceptance of this Guaranty, each Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Proceeding, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, each Lender Party and each Guarantor hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

(iii) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law and clause (ii) above, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

          (b) Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Grantor under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Grantor or whether the Borrower or any other Grantor is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Grantor under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Grantor or any of its Subsidiaries or otherwise;

(iii) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(iv) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Grantor under the Loan Documents or any other assets of any Grantor or any of its Subsidiaries;

(v) any change, restructuring or termination of the corporate structure or existence of any Grantor or any of its Subsidiaries;

(vi) any failure of any Lender Party to disclose to any Grantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Grantor now or hereafter known to such Lender Party (each Guarantor waiving any duty on the part of the Lender Parties to disclose such information);

(vii) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(viii) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender Party that might otherwise constitute a defense available to, or a discharge of, any Grantor or any other guarantor or surety.

          This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Grantor or otherwise, all as though such payment had not been made.

(b) Waivers and Acknowledgments. (i) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Grantor or any other Person or any Collateral.

(ii) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(iii) Each Guarantor hereby unconditionally and irrevocably waives (A) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Grantors, any other guarantor or any other Person or any Collateral and (B) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(iv) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of either Lender Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Grantor or any of its Subsidiaries now or hereafter known by such Lender Party.

(v) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2(b) and this Section 2(c) are knowingly made in contemplation of such benefits.

          (d) Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Grantor or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty or any other

Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of either Lender Party against the Borrower, any other Grantor or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Grantor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than unmatured contingent Obligations for indemnification) and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations (other than unmatured contingent Obligations for indemnification) and all other amounts payable under this Guaranty, such amount shall be received and held in trust for the benefit of the Lender Parties and shall forthwith be paid or delivered to the Lender in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to either Lender Party of all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, the Lender Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

          (e) Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit B hereto (each, a “Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor and (ii) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

          (f) Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Grantor (the “Subordinated Obligations”) to the Guaranteed Obligations (other than unmatured contingent Obligations for indemnification) to the extent and in the manner hereinafter set forth in this Section 2(f):

(i) Prohibited Payments, Etc. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Proceeding relating to any other Grantor), each Guarantor may receive regularly scheduled payments from any other Grantor on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default

(including the commencement and continuation of any proceeding under any Bankruptcy Proceeding relating to any other Grantor), however, unless the Lender otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(ii) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Proceeding relating to any other Grantor, each Guarantor agrees that the Lender Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (other than unmatured contingent Obligations for indemnification) (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Proceeding, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(iii) Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Proceeding relating to any other Grantor), each Guarantor shall, if the Collateral Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Collateral Agent and deliver such payments to the Collateral Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(iv) Collateral Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Proceeding relating to any other Grantor), the Collateral Agent, in accordance with the direction of the Majority Lenders, is authorized and empowered (but without any obligation to so do), (A) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (other than unmatured contingent Obligations for indemnification) (including any and all Post Petition Interest), and (B) to require each Guarantor (x) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (y) to pay any amounts received on such obligations to the Collateral Agent for application to the Guaranteed Obligations (other than unmatured contingent Obligations for indemnification) (including any and all Post Petition Interest).

          (g) Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) be binding upon each Guarantor, its successors and assigns and (iii) inure to the benefit of, and be enforceable by the Collateral Agent for the benefit of the Lenders, and their permitted successors, transferees and assigns. Without limiting the generality of clause (iii) of the immediately preceding sentence, the Lenders may assign or otherwise transfer all or any portion of their beneficial rights and obligations under this Agreement to any other Person in accordance with Section 26 and the Note, and such other Person shall thereupon become vested with all the benefits, limitations, duties, indemnities and obligations (including the appointment of the Collateral Agent as its agent hereunder) in respect thereof of such assignor Lender Party hereunder, under the Note, the Investment Documents or otherwise. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Majority Lenders, except as permitted pursuant to the Note.

          Section 3. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the benefit of each Lender, a security interest in, such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all equipment in all of its forms and all software related thereto, including, without limitation, software that is embedded in and is part of the equipment (any and all such property being the “Equipment”);

(b) all inventory in all of its forms (any and all such property being the “Inventory”);

(c) all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables”, and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d) the following (the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

(ii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity

Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

(iii) all indebtedness from time to time owed to such Grantor (the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;;

(iv) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto;

(e) the IP Agreements (as hereinafter defined) in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(f) the following (collectively, the “Account Collateral”):

(i) the Deposit Accounts and all funds and financial assets from time to time credited thereto, all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the Deposit Accounts;

(ii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

(g) the following (collectively, the “Intellectual Property Collateral”):

(i) all patents and patent applications (“Patents”), all trademarks, service marks, domain names, trade dress and other source identifiers (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”), all copyrights (“Copyrights”), all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files) (“Computer Software”) and all confidential and proprietary information (“Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works (collectively, “Intellectual Property”);

(ii) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by supplements to this Agreement, each such supplement being substantially in the form of Exhibit G hereto (an “IP Security Agreement Supplement”) executed by such Grantor to the Collateral Agent from time to time);

(iii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(iv) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth in Schedule V hereto (“IP Agreements”); and

(v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(h) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

(i) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (h) of this Section 1 and this clause (j)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including, without limitation, all commercial tort claims and (C) cash.

          The term Collateral (or any component definition thereof, such as Initial Pledged Equity, Pledged Equity, Security Collateral, IP Agreements, Intellectual Property Collateral, etc.) shall in no event include (i) any rights under any contract, license or other agreement or any Receivable or Intellectual Property Collateral, in each case to the extent (and only to the extent) the grant of a security interest pursuant to this Agreement and/or the other Loan Documents (1) would invalidate the underlying rights of such Grantor in such contract, license, other agreement, Receivable or Intellectual Property Collateral (2) is prohibited by such contract, license, agreement, Receivable or Intellectual Property Collateral without the consent of any other party thereto, (3) would give any other party to such contract, license, agreement, Receivable or Intellectual Property Collateral the right to terminate its obligations thereunder, or (4) is not permitted without consent, unless in each case, all necessary consents to such grant of a security interest have been obtained from the other parties thereto; provided, however, that nothing herein shall be intended to limit the effect of 9-406 of the UCC or otherwise limit or restrict the conveyance by the Grantors of any rights under any such contracts, licenses, agreements, Receivable or Intellectual Property to the extent which would not be violative of the restrictive terms thereof; (ii) any assets of, or any Equity Interest in excess of 65% of, the issued and outstanding Equity Interests of any direct Subsidiary of any Grantor, which Subsidiary is organized under the laws of any country other than the United States of America; or (iii) any assets of, or Equity Interest of, any Subsidiary of any other Subsidiary, each of which are organized under the laws of any country other than the United States. Notwithstanding the foregoing, the Grantors agree to use reasonable efforts to obtain such consents as may be required to the grant of a security interest under this Agreement with respect to the property described in clauses (1) through (4) above, unless such property is not, in the reasonable opinion of the Majority Lenders, material.

          Section 4. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”).

          Section 5. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Lender Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Lender Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          Section 6. Delivery and Control of Security Collateral. All certificates or instruments representing or evidencing Pledged Equity or other Security Collateral which individually or in the aggregate has a value of $250,000 or more, shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Majority Lenders. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 15(a).

          (b) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof to, at such Grantor’s election, either (i) register the Collateral Agent for the benefit of the Lenders as the registered owner of such security or (ii) agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent. With respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, upon the request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

          (c) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a security entitlement in which the Collateral Agent is not the entitlement holder, such Grantor will cause the securities intermediary with respect to such security entitlement to, at such Grantor’s option, either (i) identify in its records the Collateral Agent as the entitlement holder of such security entitlement against such securities intermediary or (ii) agree in an authenticated record with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which such Grantor has a security entitlement) originated by the Collateral Agent, who shall act at the direction of the Lender, without further consent of such Grantor, such authenticated record to be in substantially the form of Exhibit D hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (such agreement being a “Securities Account Control Agreement”).

          (d) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a commodity contract, such Grantor shall cause the commodity intermediary with respect to such commodity contract to agree in an authenticated record with such Grantor and the Collateral Agent that such commodity intermediary will apply any value distributed on account of such commodity contract as directed by the Collateral Agent, who shall act at the direction of the Lender, without further consent of such Grantor.

          (e) Notwithstanding any other provision of this Section 6, it is agreed that other than upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall not issue any instructions with respect to the Securities Accounts or other Security Collateral and hereby authorizes and consents to the giving of all instructions and taking of all other actions with respect to the Securities Accounts and the Security Collateral by the Grantors until such occurrence or, with respect to Security Collateral subject to a Securities Account Control Agreement, receipt of notice by the Securities Intermediary thereunder in accordance with the terms thereof.

          (f) No Grantor will change or add any securities intermediary or commodity intermediary that maintains any securities account or commodity account in which any of the Collateral is credited or carried, or change or add any such securities account or commodity account, in each case without first complying with the above provisions of this Section 6 in order to perfect the security interest granted hereunder in such Collateral.

          (g) Upon the request of the Collateral Agent, such Grantor will notify each issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder; provided that no such notification will be required to be given to the issuer of any Pledged Debt that is not a Grantor or a Subsidiary thereof, unless an Event of Default shall have occurred and is continuing.

          Section 7. Maintaining the Account Collateral. So long as any Obligation of any Grantor under any Loan Document shall remain unpaid:

(a) Each Grantor will maintain all Account Collateral only with the Collateral Agent or with banks (the “Pledged Account Banks”) that have agreed, in a record authenticated by the Grantor, the Collateral Agent and the Pledged Account Banks, to (i) comply with instructions originated by the Collateral Agent, who shall act at the direction of the Majority Lenders, directing the disposition of funds in the Account Collateral without the further consent of the Grantor (it being agreed that other than upon the occurrence and during the continuance of an Event of Default, neither the Collateral Agent nor the Lenders shall issue any such instructions and each hereby authorizes and consents to the giving of all instructions and taking of all other actions with respect to the Account Collateral by the Grantors until receipt of notice by the applicable Pledged Account Bank under the applicable Account Control Agreement (as defined below) in accordance with the terms thereof) and (ii) waive or subordinate in favor of the Collateral Agent all claims of the Pledged Account Banks (including, without limitation, claims by way of a security interest, lien or right of setoff or right of recoupment) to the Account Collateral (except for claims for its fees and charges relating to the applicable Deposit Account or for assets deposited into the applicable Deposit Account returned unpaid for any reason, and as otherwise agreed to by the Collateral Agent), which authenticated record shall be substantially in the form of Exhibit B hereto, or shall otherwise be in form and substance satisfactory to the Collateral Agent (the “Account Control Agreement”); it being agreed that in connection with the Grantors’ entering into a Permitted Facility, the Collateral Agent shall subordinate its security interest to that of the lenders under such facility to the extent that the assets held in the applicable Deposit Account constitute proceeds of the Receivables subject to a first priority security interest in favor of such lenders.

(b) Each Grantor will, within two Business Days of receipt thereof, (i) remit all payments made to it by each Person obligated at any time to make any payment to such Grantor on account of Receivables owing by such Person (an “Obligor”) to a Deposit Account and (ii) deposit in a Deposit Account, at the end of each Business Day, all other cash proceeds of Collateral and all other cash of such Grantor available for deposit at such time in excess of $250,000.

(c) Each Grantor agrees that it will not add any bank that maintains a deposit account for such Grantor or open any new deposit account with any then existing Pledged Account Bank unless (i) the Collateral Agent shall have received at least 10 days’ prior written notice of such additional bank or such new deposit account and (ii) the Collateral Agent shall have received, in the case of a bank or Pledged Account Bank that is not the Collateral Agent, an Account Control Agreement authenticated by such new bank and such Grantor, or a supplement to an existing Account Control Agreement with such then existing Pledged Account Bank, covering such new deposit account (and, upon the receipt by the Collateral Agent of such Account Control Agreement or supplement, Schedule VI hereto shall be automatically amended to include such Deposit Account). Each Grantor agrees that it will not terminate any bank as a Pledged Account Bank or terminate any Account Collateral, except that the Grantor may terminate a Deposit Account, and terminate a bank as a Pledged Account Bank with respect to such Deposit Account, if it gives the Collateral Agent at least 10 days’ prior written notice of such termination (and, upon such termination, Schedule VI hereto shall be automatically amended to delete such Pledged Account Bank and Deposit Account).

(d) Upon any termination by a Grantor of any Deposit Account by such Grantor, or any Pledged Account Bank with respect thereto, such Grantor will immediately (i) transfer all funds and property held in such terminated Deposit Account (other than an amount reasonably estimated to cover the balance of any outstanding checks, reserves for returned items and the reasonable fees of the applicable Pledged Account Bank) to another Deposit Account listed in Schedule VI and (ii) notify all Obligors that were making payments to such Deposit Account to make all future payments to another Deposit Account listed in Schedule VI hereto, in each case so that the Collateral Agent shall have a continuously perfected security interest in such Account Collateral, funds and property (other than such amount as is not required to be transferred referred to above).

(e) The Collateral Agent shall have sole right to direct the disposition of funds with respect to each of the Deposit Accounts; and it shall be a term and condition of each of the Deposit Accounts, notwithstanding any term or condition to the contrary in any other agreement relating to the Deposit Accounts that no amount (including, without limitation, interest on other assets credited thereto) will be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the Deposit Accounts other than with the consent of the Collateral Agent; it being agreed that the Collateral Agent and each Lender hereby authorizes and consents to the giving of all instructions, making of withdrawals and taking of all other actions with respect to the Deposit Accounts and the Account Collateral by the Grantors, and neither the Collateral Agent nor the Lenders shall take any such actions, until the occurrence and during the continuance of an Event of Default and receipt of notice by the applicable Pledged Account Bank from the Collateral Agent under the applicable Account Control Agreement (as defined below) in accordance with the terms thereof.

(f) The Collateral Agent may, at any time and without notice to, or consent from, the Grantor transfer, or direct the transfer of, funds from the Account Collateral to satisfy the Grantor’s obligations under the Loan Documents if an Event of Default shall have occurred and be continuing.

(g) Notwithstanding the foregoing provisions, no Account Control Agreement shall be required hereunder for any deposit account that is (i) a benefits funding account (and used solely for such purpose) or (ii) a zero balance disbursement account.

          Section 8. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) Such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule 1 hereto. Such Grantor has only the trade names, domain names and marks listed on Schedule V hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not, within the last five years, changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule IV hereto.

(b) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule III hereto. Within the 5 years preceding the execution of this Agreement, such Grantor has not previously changed the location of its Equipment and Inventory except as set forth in Schedule IV hereto. All Security Collateral consisting of Pledged Equity and other Security Collateral consisting of certificated securities and instruments and having a value, individually or in the aggregate, of $250,000 or more, have been delivered to the Collateral Agent. None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument having a face value, individually or in aggregate in excess of $250,000 that has not been delivered to the Collateral Agent.

(c) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in connection with Permitted Collateral Liens.

(d) The Pledged Equity pledged by such Grantor hereunder is fully paid and non-assessable. If such Grantor is an issuer of Pledged Equity, such Grantor confirms that it has received notice of such security interest and that such Pledged Equity has been duly authorized and validly issued.

(e) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto.

(f) Such Grantor has no deposit accounts, other than the Account Collateral listed on Schedule VI hereto, as such Schedule VI may be amended from time to time pursuant to Section 7(d).

(g) All filings and other actions required to be made by the Grantors pursuant to the terms hereof (including, without limitation, (A) actions necessary to obtain control of Collateral as provided in Sections 9-104 and 9-106 of the UCC and Section 16 of UETA and (B) actions necessary to perfect the Collateral Agent’s security interest with respect to Collateral evidenced by a certificate of ownership) necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement have been duly made or taken and are in full force and effect (other than the filing of UCC financing statements), and this Agreement creates in favor of the Collateral Agent as of the Closing Date for the benefit of the Lenders a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of such Grantor, securing the payment of the Secured Obligations (subject to Permitted Collateral Liens).

(h) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including, where applicable, the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, the recordation of the Intellectual Property Security Agreements referred to in Section 14(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office and the actions described in Section 6 with respect to Security Collateral and Account Collateral, which actions described in Section 6 have been taken and are in full force and effect, or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except (A) approvals from regulatory agencies having jurisdiction over the Grantor by virtue of its operation as a competitive telecommunications service provider and (B) as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally and (C) except where the failure to have obtained any such authorization or approval or given such notice or taken such action could not reasonably be expected to have a Material Adverse Effect.

(i) As to itself and its Intellectual Property Collateral:

(i) The Intellectual Property Collateral set forth on Schedule V hereto includes (A) all material IP Agreements to which such Grantor is a party, (B) patents, patent applications and any registrations or applications for registration of any Intellectual Property owned by Grantor (collectively, and together with any of the foregoing in After-Acquired Intellectual Property, “Registered IP”), and (C) all material Intellectual Property owned by Grantor. Each such IP Agreement is in effect, such Grantor has not received any notice of termination and no breach or default which could subject such IP Agreement to termination has been committed by Grantor, in either case, where such termination could reasonably be expect to result in a Material Adverse Effect. To the knowledge of such Grantor, the Intellectual Property owned by third parties and used by such Grantor pursuant to an IP Agreement is valid and enforceable and no actions are pending or have been threatened that could restrict or deny Grantor’s right to use such Intellectual Property, where such denial could reasonably be expected to result in a Material Adverse Effect.

(ii) The Intellectual Property Collateral includes all Intellectual Property and IP Agreements needed to conduct such Grantor’s business as currently conducted. Such Grantor has the right to use all material Intellectual Property Collateral as currently used to conduct the business. The operation of such Grantor’s business as currently conducted does not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party, except as would not have a Material Adverse Effect.

(j) Such Grantor is not a beneficiary or assignee under any material letter of credit, owns no material commodities accounts, securities entitlements or uncertificated Pledged Equity, has no deposit account outside of the United States, has no commercial tort claims (as defined in Section 9-102(13) of the UCC), and is not owed any material intercompany or other material debt (other than Receivables and trade debt).

          Section 9. Affirmative Covenants

          So long as any Obligation of any Grantor under any Loan Document shall remain unpaid, the Borrower will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all federal and other material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all material lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien (other than a Permitted Lien) resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c) Preservation of Corporate Existence, Etc. Except where failure to do so could not reasonably be expected to have a Material Adverse Effect, reserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises (other than, in each case, in connection with a merger, consolidation or amalgamation (i) of any Grantor (other than the Borrower) or any Subsidiary of any Grantor, with and into any Grantor, (ii) of any Subsidiary which is not a Grantor with and into any other such Subsidiary or (iii) of any entity that is not a Grantor or a Subsidiary of a Grantor with a Grantor, so long as the surviving entity is or becomes a Grantor); provided that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the loss thereof would not have a Material Adverse Effect.

          (d) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a Material Adverse Effect.

          (e) Transactions with Affiliates. Except where failure to do so could not reasonably be expected to have a Material Adverse Effect, conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; provided that the Borrower and its Subsidiaries may (i) make loans and advances to its employees in respect of travel, relocation and educational expenses and allowances, (ii) make loans, advances and investments in, otherwise transfer assets to, or incur Debt to or for the account of, the Borrower or any Subsidiary that is, or concurrently therewith will become, a Grantor hereunder, in each case, not otherwise prohibited hereunder and (iii) make the payments permitted pursuant to Section 10(d).

          (f) Covenant to Guarantee Obligations and Give Security. Upon (x) the formation or acquisition of any new direct or indirect Material Subsidiary organized under the laws of the United States by any Grantor or (y) any direct or indirect Subsidiary of the Borrower organized under the laws of the United States that is not a Grantor becoming a Material Subsidiary (measured at the end of each fiscal quarter of the Borrower) or (z) the acquisition of any property by any Grantor, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected security interest in favor of the Collateral Agent for the benefit of the Lenders (and the Collateral Agent is entitled to a perfected security interest in such property pursuant to the terms hereof), then the Borrower shall, in each case at the Borrower’s expense:

(i) in connection with (x) or (y) above, within 10 days after such formation or acquisition, in the case of (x) and within 30 days of the end of the relevant fiscal quarter, in the case of (y), cause each such Subsidiary to duly execute and deliver to the Collateral Agent (1) a Guaranty Supplement, in the form of Exhibit B hereto, guaranteeing the other Grantors’ obligations under the Loan Documents and (2) a Security Agreement Supplement, in the form of Exhibit A hereto; and

(ii) within 15 days after such formation or acquisition, in the case of (x) and within 30 days of the end of the relevant fiscal quarter, in the case of (y), duly execute and deliver such agreements and take such other actions (or cause such Subsidiaries to duly execute and deliver such agreements and take such other actions) as may be reasonably necessary or advisable, in the opinion of the Majority Lenders to vest in the Collateral Agent valid and subsisting Liens on the properties purported to be subject to the security documents delivered pursuant to this Section 10(f), securing payment of all the Obligations of the applicable Grantor.

          (g) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, in each case to the extent that failure to do so would be reasonably likely to have a Material Adverse Effect.

          (h) Default Notice. As soon as possible, and in any event within two Business Days after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence of each Default, Event of Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, deliver to the Collateral Agent a statement of the chief financial officer of the Borrower setting forth details of such Default, Event of Default or such other event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

          Section 10. Negative Covenants

          So long as any Obligation of any Grantor under any Loan Document shall remain unpaid, the Borrower will not, at any time:

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Material Subsidiaries to create, incur, assume or suffer to exist, any Lien (other than a Permitted Lien) on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Material Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement (other than in respect of a Permitted Lien or that is invalid or ineffective) that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, other than in respect of a Permitted Lien.

          (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(i) Debt under the Loan Documents;

(ii) Debt existing as of the date of this Agreement and listed on Schedule VII together with any refinancing or reinstatement thereof;

(iii) Debt owed to a Grantor; provided that, in each case where the aggregate amount of Debt owed by any Grantor to any other Grantor is equal to or greater than $250,000, such Debt (x) shall constitute Pledged Debt, (y) shall be evidenced by promissory notes in form and substance satisfactory to the Majority Lenders and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents and delivered to the Collateral Agent pursuant to the terms of this Agreement; and

(iv) additional Debt, provided that after giving effect to the incurrence of such Debt, the ratio of total consolidated Debt to stockholder equity of the Borrower and its Subsidiaries, in each case as determined in accordance with GAAP, is not greater than or equal to 2.5:1.

          (c) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, other than (i) sales of outdated, obsolete, surplus or redundant assets and (ii) sales of Inventory in the ordinary course of business.

          (d) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests issued by it now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or permit any of its Material Subsidiaries to do any of the foregoing, or permit any of its Material Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower, except that (i) the Borrower may declare and pay dividends and distributions payable only in common stock of the Borrower and (ii) any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower, (B) declare and pay cash dividends to any other Grantor of which it is a Subsidiary and (C) if it is a Grantor, accept capital contributions from its parent and (iii) the Borrower and any Subsidiary of the Borrower may purchase or redeem for cash the Equity Interests of any employee, officer or director upon the termination of any such Person’s employment with the Grantors or any Subsidiary thereof to the extent required under any contract or agreement binding upon such Grantor or Subsidiary.

          (e) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Note in accordance with the terms thereof and (ii) the redemption of the Borrower’s existing 13 1/2%

Senior Notes Due 2009, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

          (f) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents in any manner that would be materially adverse to the rights of the Lender Parties under the Loan Documents.

          (g) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (ii) fiscal year, in each case, if such change would be materially adverse to the rights of the Lender Parties under the Loan Documents.

          (h) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of the Collateral except (i) as permitted under Section 10(a) and (ii) agreements binding upon property acquired in a Permitted Acquisition, provided that such restrictions on such property exist at the time of acquisition of such property and were not created in contemplation of such acquisition and do not extend to any assets other than those being acquired.

          Section 11. Further Assurances. Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) upon the request of the Collateral Agent at the direction of the Majority Lenders at any time following the occurrence and during the continuance of an Event of Default, mark conspicuously, or segregate in an area marked conspicuously, each document included in Inventory, each chattel paper included in Receivables, each Related Contract, each Assigned Agreement and, at the request of the Collateral Agent, each of its records pertaining to such Collateral with a legend stating that such document, chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) except as otherwise expressly permitted hereunder, if any such Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent hereunder such note or instrument, duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Majority Lenders; (iii) execute or authenticate such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) except as otherwise expressly permitted hereunder, deliver and pledge to the Collateral Agent for benefit of the Lenders certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (v) except to the extent not otherwise required pursuant to the terms hereof, take all action reasonably necessary to ensure that the Collateral Agent has control of Collateral consisting of deposit accounts, investment property and transferable records as provided in Sections 9-104 and 9-106 of the UCC; and (vi) except to the extent not otherwise required pursuant to the terms hereof, deliver to the Collateral Agent, as soon as practicable after its request, evidence that all other action that the Majority Lenders may deem reasonably necessary or desirable in order to perfect (to the extent required hereunder) and protect the security interest created by such Grantor under this Agreement has been taken.

          (b) Each Grantor hereby authorizes the filing of one or more financing or continuation statements on behalf of the Collateral Agent, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

          (c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

          Section 12. (a) Insurance. Each Grantor will, at its own expense, maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Grantor operates; it being acknowledged by the Lenders that the Grantors’ current insurance coverage and carriers are currently sufficient for purposes of this covenant. Each policy of each Grantor for liability insurance shall name the Collateral Agent as an additional insured. Each property policy shall in addition (i) name the Collateral Agent as an additional insured party thereunder (without any representation or warranty by or obligation upon the Collateral Agent) and (ii) contain, including by way of loss payee indorsement, the agreement by the insurer (except to the extent otherwise consented to by the Collateral Agent acting in accordance with the directions of the Majority Lenders) that (x) any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (y) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (z) provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. Each Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, if requested by the Collateral Agent upon the occurrence and during the continuance of an Event of Default, certificates of insurance from such Grantor’s insurance broker with respect to such insurance. Further, each Grantor will, at the request of the Collateral Agent after the occurrence and during the continuance of an Event of Default and to the extent permitted under such policies, duly execute and deliver instruments of assignment of such insurance policies and cause the insurers to acknowledge notice of such assignment;

provided that all payments thereunder will continue to be payable to the Grantors unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have delivered written notice to the contrary to the insurer.

          (b) Upon the occurrence and during the continuance of any Event of Default and after notice to such effect from the Collateral Agent to the insurer, all insurance payments shall be paid to the Collateral Agent and shall, in the Majority Lenders’ sole discretion, (i) be released to the applicable Grantor or (ii) be held as additional Collateral hereunder or applied as specified in Section 21(c).

          Section 13. Post-Closing Changes; Bailees; Collections on Assigned Agreements, Receivables and Related Contracts. (a) No Grantor will change its name, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I and IV without first giving at least 10 Business Days’ prior written notice to the Collateral Agent and taking all action reasonably required by the Collateral Agent, pursuant to instructions of the Majority Lenders, for the purpose of perfecting (to the extent required hereunder) or protecting the security interest granted by this Agreement. No Grantor will become bound by a security agreement (other than in connection with a Permitted Lien) authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) without giving the Collateral Agent 10 Business Days’ prior written notice thereof and taking all action required by the Collateral Agent to ensure that the perfection and first priority nature (in each case, to the extent required hereunder) of the Collateral Agent’s security interest in the Collateral will be maintained. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Collateral Agent at any time during normal business hours and on reasonably advance notice (and, if an Event of Default has occurred and is continuing, at the expense of the Borrower) to inspect and make abstracts from such records and other documents. If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

          (b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements, Receivables and Related Contracts, except where such Grantor has made a reasonable business determination with respect to specific assets that such efforts will not be productive. In connection with such collections, such Grantor may take (and, at the Majority Lenders’ direction at any time during the continuance of an Event of Default, will take) such action as such Grantor or the Majority Lenders may deem reasonably necessary or advisable to enforce collection of the Assigned Agreements, Receivables and Related Contracts; provided, however, that the Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Assigned Agreements, Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence (and until the earlier of the waiver in writing of such Event of Default or the recission, if any, of such notice by the Collateral Agent), (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be either (A) released to such Grantor on the terms set forth in Section 8 or (B) if any Default shall have occurred and be continuing, applied as provided in Section 21(c) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any Obligor thereof, or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof, except as required in any Bankruptcy Proceeding involving any such Obligor.

          Section 14. As to Intellectual Property Collateral

          (a) Each Grantor agrees that should it obtain an ownership interest in any Intellectual Property that is not on the date hereof a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) or becomes a party to any IP Agreement (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Within twenty (20) days after the acquisition of any material After-Acquired Intellectual Property or any Registered IP, each Grantor shall give prompt written notice to the Collateral Agent identifying such After-Acquired Intellectual Property or Registered IP. For any such Registered IP, such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit G hereto (an “IP Security Agreement Supplement”) covering such Registered IP, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Registered IP.

          (b) With respect to each item of Registered IP, each Grantor agrees to take, at its expense, (i) all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to maintain the validity and enforceability of such Registered IP unless such Grantor shall have previously determined that the use or the pursuit or maintenance of such Registered IP is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect and (ii) all steps which it or the Majority Lenders reasonably deem necessary under the circumstances to preserve and protect each item of its Registered IP unless such Grantor shall have previously determined that the use or the pursuit or maintenance of such Registered IP is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect. With respect to Trademarks, each Grantor agrees to take, at its expense all steps which it or the Majority Lenders reasonably deem necessary to maintain the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality, except where failure to do so would not have a Material Adverse Effect. No Grantor shall discontinue use of or otherwise abandon any Registered IP or Trademarks, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect.

          (c) Each Grantor agrees promptly to notify the Collateral Agent if such Grantor becomes aware (i) that any material Registered IP may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor’s ownership of any of such Registered IP, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any material item of the Registered IP or any material Trademarks.

          (d) In the event that any Grantor becomes aware that any item of the After-Acquired Intellectual Property is being materially infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take such actions, at its expense, as such Grantor or the Majority Lenders reasonably deem necessary under the circumstances to protect or enforce such After-Acquired Intellectual Property, except where the failure to do so would not have a Material Adverse Effect.

          (e) Each Grantor shall use proper statutory notice in connection with its use of each item of its Copyrights and Trademarks included in the After-Acquired Intellectual Property, except where the failure to do so would not have a Material Adverse Effect.

          Section 15. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a Material Adverse Effect.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

(A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

(B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

(C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall constitute Collateral hereunder.

(iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

          (b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 15(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 15(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall, at the direction of the Majority Lenders, thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 15(b) shall be received in trust for the benefit of the Collateral Agent and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) Subject to the other provisions of this Agreement, the Collateral Agent shall be authorized to send to each Securities Intermediary or commodity intermediary as defined in and under any Securities Account Control Agreement or commodities account control agreement a Notice of Exclusive Control as defined in and under such agreement.

          Section 16. Additional Shares. Each Grantor agrees that it will pledge hereunder, immediately upon its acquisition thereof, any and all additional Equity Interests or other securities.

          Section 17. The Collateral Agent -Authorization and Action. Each Lender, by its acceptance of the security interest granted hereunder and by its acceptance of any rights or interest under the Note, hereby appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are expressly delegated to it hereunder by the Majority Lenders. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Collateral Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or applicable law. The Collateral Agent agrees to give to the Lenders prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          Notwithstanding any other provision of this Agreement, the Collateral Agent will take all actions hereunder, including, without limitation, issuing demands, directions, requests and consents and exercising all manner of discretion, on the direction of the Majority Lenders.

          Section 18. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 12,

(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d) to file any claims or take any action or institute any proceedings that the Majority Lenders may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

          Section 19. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein after notice thereof from the Collateral Agent, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the reasonable out-of-pocket expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 22.

          Section 20. The Collateral Agent’s Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Lender’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any

Collateral, whether or not the Lenders have or are deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords property with respect to which it acts as Collateral Agent.

          (b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) reasonably acceptable to the Borrower for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the benefit of the Lender, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent or the Majority Lenders.

          (c) In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent which conform to the requirements of this Agreement.

          (d) The Collateral Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Collateral Agent, unless it shall be conclusively determined by a court of competent jurisdiction that the Collateral Agent was grossly negligent in ascertaining the pertinent facts.

          (e) The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Majority Lenders given under this Agreement.

          (f) None of the provisions of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

          (g) The Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion,

report, notice, request, consent, order, approval or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

          (h) The Collateral Agent may consult with counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

          (i) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

          (j) The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care who agree to be bound by the provisions hereof to the same extent as the Collateral Agent, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

          (k) The Collateral Agent may at any time resign by giving 30 days written notice of resignation to the Borrower; provided that for so long as DB or any affiliate thereof holds any interest in the Note or the Warrant, DB or an affiliate thereof shall serve as Collateral Agent unless the Borrower agrees otherwise in writing. Upon receiving such notice of resignation, the Majority Lenders shall promptly appoint a successor reasonably acceptable to the Borrower and, upon the acceptance by the successor of such appointment, release the resigning Collateral Agent from its obligations hereunder by written instrument, a copy of which instrument shall be delivered to each Lender, the Grantors, the resigning Collateral Agent and the successor. If no successor shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor. Notwithstanding the foregoing, the Lenders, by acceptance of this Agreement, agree that for so long as Deutsche Bank AG London or any affiliate thereof holds any interest in the Note or the Warrant, Deutsche Bank AG London or an affiliate thereof shall serve as the Collateral Agent unless the Borrower agrees otherwise in writing (such agreement not to be unreasonably withheld).

          (l) Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

          (m) Notwithstanding any other provision of this Agreement, no provision of this Agreement shall relieve the Collateral Agent from liability for its own gross negligence or willful misconduct.

          Section 21. Remedies. If any Event of Default shall have occurred and be continuing:

          (a) The Collateral Agent, on instructions of the Majority Lenders and by notice to the Borrower, may declare the Note, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

          (b) The Collateral Agent may, in accordance with the written direction of the Majority Lenders, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its reasonable expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Majority Lenders may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation other than for losses or expenses for damage to the premises caused by the Collateral Agent in connection therewith; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (c) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to

Section 22) in whole or in part by the Collateral Agent for the ratable benefit of the Lender against, all or any part of the Secured Obligations, in the following manner:

(i) first, paid to the Collateral Agent for any amounts then owing to the Collateral Agent pursuant to the Loan Documents; and

(ii) second, paid to the Lender, for any amounts then owing to it under the Loan Documents.

Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

          (d) From and after the earlier of (i) a Responsible Officer of the Borrower becoming aware of such Event of Default or (ii) notice from the Collateral Agent to the Borrower instructing the Borrower to do so, the Borrower shall, and shall cause each Grantor to, receive in trust for the benefit of the Collateral Agent, segregate from other funds of such Grantor and forthwith pay over to the Collateral Agent in the same form as received (with any necessary indorsement), all payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral.

          (e) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

          (f) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor pursuant to this Section 21, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

          (g) If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 21, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense:

(i) use its best efforts to qualify the Security Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the private (if not registered under the Securities Act or representing restricted shares thereunder) or public or private (if so registered and freely tradeable) sale of such Security Collateral, as requested by the Collateral Agent;

(ii) cause each such issuer of such Security Collateral to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act;

(iii) provide the Collateral Agent with such other information and projections as may be reasonably necessary or, in the opinion of the Lender, reasonably advisable to enable the Collateral Agent to effect the sale of such Security Collateral as set forth above; and

(iv) do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law and as set forth above.

          (h) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 21, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any information and projections provided to it pursuant to subsection (g)(iii) above; and (ii) any other information in its possession relating to such Security Collateral.

          Section 22. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless the Lender, the Collateral Agent and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct; provided, that the Grantors shall have no liability for any such costs, fees, expenses, losses, claims or damages to the extent relating to claims, suits or actions by any Lender Party against any other Lender Party; and provided, further that no Grantor or Lender Party shall have any liability to any other Grantor or Lender Party (other than the Collateral Agent) hereunder for any special, consequential, punitive or exemplary damages.

          (b) Each Grantor will upon demand pay to the Collateral Agent its fees and the amount of any and all reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and out-of-pocket expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the Lender hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

          Section 23. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and each Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent (or the Lenders, through the Collateral Agent) to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

          (b) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental schedules I-VI attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-VI, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

          Section 24. Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Lender, addressed to it at its address at DB Advisors LLC, 280 Park Avenue, 9th Floor, New York, NY 10017; in the case of the Collateral Agent, addressed to it at its address at 1761 East St. Andrew Place, Santa Ana, California 92705, Attn: Pac West Telecomm; and in the case of each Grantor, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed, sent by electronic mail or otherwise, be effective when deposited in the mails, delivered to the telegraph company, telecopied, confirmed by telex answerback, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by the Collateral Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

          Section 25. Confidentiality. No Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Lender Party’s Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party and (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Grantors received by it from such Lender Party. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known (other than as a result of a breach by the disclosing Lender Party of its obligations under this Section 25), (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Collateral Agent’s business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Collateral Agent or any affiliate or an officer, director, employer or shareholder thereof is a party, or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent having a need to know the same, provided that the Collateral Agent advises such recipient of the confidential nature of the information being disclosed and such person agrees to be bound by the confidentiality provisions set forth in this Section 25 or (iii) any other disclosure authorized by parties hereto.

          Section 26. Continuing Security Interest; Assignments under the Note. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations (other than unmatured contingent Obligations for indemnification), (b) be binding upon each Grantor, its permitted successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Lender and its permitted successors, transferees and assigns. Without limiting the generality of the foregoing, clause (c), any Lender may assign or otherwise transfer all or any portion of its rights hereunder together with an assignment of its rights under the Note in accordance with the provisions thereof. No Grantor may assign any of its rights or obligations hereunder other than to a successor by merger permitted hereunder or as otherwise permitted pursuant to the Note.

          Section 27. Termination. Upon the payment in full in cash of the Secured Obligations, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          Section 28. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

          Section 29. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          Section 30. Jurisdiction, Etc.

          (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          Section 31. Waiver of Jury Trial. Each Grantor and each Lender Party irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the other Investment Documents or the actions of any Lender Party in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Address for Notices:	PAC-WEST TELECOMM, INC.

	By	/s/ H. RAVI BRAR

Title: Chief Financial Officer

Accepted and Agreed:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent
By:	/s/ STEPHEN T. HESSLER

Title: Vice President

By:

Title: